Exhibit 10.29
Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission (the “Commission”) pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by a series of asterisks.
LICENSE AGREEMENT
defined hereinafter as “Agreement”
by and between
Nuance Communications, Inc.
One Wayside Road
Burlington, MA 01803
Hereinafter referred to as “Nuance” and / or “Licensor”
and
MedQuist Inc.
1000 Bishops Gate Blvd, #300
Mount Laurel, NJ 08054
Hereinafter referred to as “MedQuist” and / or “Licensee”

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Effective Date:	November 10, 2009
Licensor Corporate Name:
Nuance Communications, Inc.
One Wayside Road
Burlington, MA 01803

Tel:	(781) 565-5134
Fax:	+(781) 565-5562

Nuance Notices Address:	Nuance Communications, Inc.
One Wayside Road
Burlington, MA 01803
Attention:	Legal Department
Phone:	781-565-5000
Fax:	781-565-5562
Contract Owner: -
Contract Manager (if different):
Licensee Corporate Name:
MedQuist Inc.
1000 Bishops Gate Blvd, #300
Mount Laurel, NJ 08054

Tel:	(856) 206-4000
Fax:	(856) 206-4215

Contract Owner:	Emmy Weber
Contract Manager (if different):

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ARTICLE 1: DEFINITIONS
The following terms shall have the meanings ascribed to them herein whenever they are used in this Agreement, unless clearly indicated otherwise by the context.
1.1	“Affiliates” shall mean any corporation, limited liability company, partnership or other legal entity, present or future, which is owned or controlled or owns or controls or is under common control with, directly or indirectly, a Party to this Agreement, as the case may be, as long as such ownership or control exists and where control means ownership or control of more than fifty (50) percent of voting stock in the case of a stock issuing entity, or more than fifty (50) percent of voting control of a non-stock issuing entity.

1.2	“Agreement” shall mean this license agreement, including as an integral part, the Addenda, all duly initialed, signed or otherwise accepted by the parties, and attached hereto or included by reference, and any modifications and/or changes made from time to time in accordance with the provisions hereof.

1.3	“ConText” shall mean a specific speech recognition software module, which can be added to the Development Software, containing a specialized class of language resources optimized for a specific user or application group (e.g. radiology)

1.4	“Designated Application” shall mean the applications made by Licensee specified in Addendum B.

1.5	“Development Software” shall mean the Licensor’s Software Development Kit, specified in Addendum A, including any ConText as per Addendum A , to be integrated into the Designated Application in accordance with the Documentation, as provided by Licensor for the “Development Software”. The items specified in Addendum A (i) and (ii) have been delivered to Licensee as of the Effective Date. Development Software includes any Updates or Upgrades, including any Updates and Upgrades to the ConTexts that Licensor makes available to all its customers as part of its Maintenance services obligations, if applicable, as per Addendum E.

1.6	“Documentation” shall mean those visually readable materials, developed by or for Licensor and made available to Licensee for use in connection with the Development

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Software. Documentation includes operating instructions, input information and format specifications.

1.7	“Effective Date” shall mean the date noted above in this Agreement.

1.8	“End-User” shall mean any customer of Licensee and/or of Third Parties, who will only be granted the right to use the Run-Time Software in connection with the Designated Application.

1.9	“Run-Time Software” shall mean an object code / executable copy of software derived from the Development Software (or any portion thereof) which is integrated into the Designated Application.

1.10	“MedQuist “ and “Licensee” shall mean MedQuist Inc.

1.11	“Nuance” and “Licensor” shall mean Nuance Communications, Inc.

1.12	“Royalty Report” shall mean the monthly report submitted by Licensee as per Section 3.6.

1.13	“Third Parties” shall mean system houses, value added resellers and other such entities engaged in doing business with Licensee, and who acquire the Designated Application, incorporating the Run-Time Software into their applications, for marketing and distribution purposes to End-Users.

1.14	“Territory” shall mean the country or countries as specified in Addendum C.
ARTICLE 2: GRANT OF SOFTWARE LICENSE
2.1	Subject to the terms and conditions hereof, Licensor hereby grants to Licensee and Licensee accepts from Licensor, a non-exclusive, non-transferable license for the Territory to:
2.1.1	use the Development Software solely in connection with Licensee’s development, distribution and provision of technical support, for Designated Application incorporating Run-Time Software;

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2.1.2	make Run-Time Software copies based on the Development Software solely for incorporating into the Designated Application;

2.1.3	distribute and sublicense to End-Users directly or through Third Parties, copies of the Run-Time Software incorporated into the Designated Application, and Documentation in the Territory as it applies to Run-Time Software with ConText for Radiology and Run-Time Software with ConText for Multi-Med, as per Addendum C 1 (a) and (b) respectively, provided, that such sub-licenses to Third Parties shall be in compliance with the provisions set forth in Section 2.2 hereof.

2.1.4	use copies of the Run-Time Software for the sole purposes of promotion, demonstration, sales, implementation, testing, customer support in a non-production environment on systems operated by Licensee.
2.2	All licensing and distributions by Third Parties as referred to in Section 2.1.3 shall be pursuant to written agreements with Licensee that comply with the applicable terms and conditions hereof, including appropriate methods of calculation, reporting and payment of applicable royalties.

2.3	Without prejudice to the provisions of this Article 2, it is furthermore expressly agreed that the only right granted by Licensee to Third Parties is the right to distribute the Designated Application incorporating the Run-Time Software.

2.4	Licensor’s language models and ConTexts will continue to be exclusively owned by Licensor and shall be used and distributed by Licensee only with the Run-Time Software based on the Development Software of Licensor.

2.5	Open Source Software: Licensee shall not perform any actions with regard to the Development Software or Run-Time Software that would require the Development Software or any derivative work thereof to be licensed under Open License Terms. These actions include but are not limited to:

(i) combining the Development Software or Run-Time Software or a derivative work thereof with Open Source Software, by means of incorporation or linking or otherwise; or

(ii) using Open Source Software to create a derivative work of the Development Software or Run-Time Software.

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“Open Source Software” shall mean any open source software that if linked, combined or used with the Development Software or Run-Time Software would create a risk, or have the “viral” effect, of requiring the disclosure or licensure of the Development Software or Run-Time Software as open source under the GNU General Public License or under the terms of any other comparable viral open source license.

2.6	Development Software as per Addendum A, has specifications which are unique to Licensee, which is different from Licensor’s generally commercially available version of SpeechMagic SDK software. During the Term, Licensee may request Licensor to provide Development and Consulting Services, to be paid as per the rates in Addendum C and subject to a mutually agreed Statement of Work (SOW) , to enhance, modify or update the Development Software to match the specifications of Licensor’s generally commercially available version of SpeechMagic SDK software.
ARTICLE 3: Minimum Volume and Payment Commitment
3.1	Minimum Volume Commitment: In consideration for the additional rights granted to Licensee herein, including the additional license grant as per Article 2 for the inclusion of ConText for Multi-Med into Development Software (as per Addendum A(iii)), and the Term, as per Article 7, Licensee makes the following minimum volume commitments (“MVC”):

3.1.1 ******* of all licenses of Front-End Speech Recognition software (such as the Designated Application or similar) granted by Licensee to all its customers within the Territory, will incorporate royalty bearing licenses of Run-Time Software as per this Agreement (“Front-End MVC”).

3.1.2 ******* of total Lines (as defined below), generated by Licensee in Licensee’s business of providing Transcription Services and by Licensee in its business of providing Service Bureau Services, that utilize any Back-End Speech Recognition software (such as Licensee’s DocQment Enterprise Platform or similar), will be generated using SpeechMagic, the software product defined as the “Licensed Product”, as per that certain licensing agreement (the “DEP Licensing Agreement”) dated May 22, 2000, as amended between MedQuist Inc. and Philips Speech Recognition Systems Gmbh (“Back-End MVC”).

3.1.3	The following terms are ascribed the corresponding meaning:
     (a) “Speech Recognition” means conversion of speech to text via a software program.

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     (b) “Front-End Speech Recognition” means the Speech Recognition process which takes place on the client computer rather than the server.
     (c) “Back-End Speech Recognition” means any Speech Recognition process which takes place on a server rather than on a client computer.
     (d) “Line” means *******.
     (e) “Services Bureau Services” means the licensing of remote access to Licensee’s software and hardware systems to enable Speech Recognition, with or without manual transcription or editing services.
     (f) “Transcription Services” are the medical transcription and/or editing services provided by Licensee to convert Dictation into Transcript. “Dictation” is the dictated audio by a physician, recorded on digital media as a computer digital audio file for conversion from voice into text or data and “Transcript” means the document or computer file resulting from the conversion of Dictation into text or data.
3.2	Minimum Payment:

3.2.1	During the Term, as set forth in Section 4.1.2, Licensee will pay Licensor a minimum amount equal to ******* .

3.3	Licensee acknowledges that Licensor is entering into this Agreement and has granted certain additional rights to Licensee as inducement and in reliance of the MVC and the associated Minimum Payment by Licensee, and that but for the agreement by Licensee to the MVC and the associated Minimum Payment obligation pursuant to Section 3.2, Licensor would not have granted such additional rights and entered into this Agreement. In the event that Licensee does not meet the MVC, Licensor’s sole remedy shall be the payment of the Minimum Payment by Licensee as set forth in Section 3.2. A breach of the Minimum Payment obligation by Licensee would be a substantial and material breach of this Agreement.

3.4	The parties further agree and clarify that:

(a) Back-End MVC and the associated Minimum Payment shall not include Acquired Volume. “Acquired Volume” means those Lines and associated fees generated by an entity that is acquired by Licensee after the Effective Date, which entity is engaged in the business of providing medical transcription and editing services through the utilization of Back-End Speech Recognition software for customers that such acquired entity has written agreements with as of the date of its acquisition by Licensee. Acquired Volume shall include any Lines added subsequent to the acquisition of such entity, for such customers with whom the acquired entity has written agreements with as of the date of its acquisition by Licensee.

(b) Back-End MVC and the associated Minimum Payment shall always include (but not be limited to) Existing Volume, irrespective of the (i) dictation/transcription platform used by Licensee (i.e. Licensee’s DocQment Enterprise Platform or any other) to provide its services or (ii) the Back-End Speech Recognition software utilized by Licensee to provide its services. “Existing Volume” means the Lines, and the associated fees, generated by Licensee, in Licensee’s business of providing Transcription Services and by Licensee in its business of providing Service Bureau Services, that utilize Back-End Speech Recognition software that are attributable to all Licensee customers as of the Effective Date.

(c) Back-End MVC and the associated Minimum Payment shall always include (but not be limited to) New Volume, irrespective of (i) dictation/transcription platform used by Licensee (i.e. Licensee’s DocQment Enterprise Platform) to provide its services or

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(ii) the Back-End Speech Recognition software utilized by Licensee to provide its services. “New Volume” means the Lines, and the associated fees, generated by Licensee, in Licensee’s business of providing Transcription Services and by Licensee in its business of providing Service Bureau Services, that utilize Back-End Speech Recognition software that are attributable to all new Licensee customers acquired anytime after the Effective Date, but not including Acquired Volume.
ARTICLE 4: LICENSE FEES / PAYMENTS
4.1	Fees
     4.1.1 For all licenses of Run-Time Software incorporated in the Designated Application licensed to End Users, Licensee will pay the license fees and Maintenance Fees as per the rates in Addendum C of this Agreement.
     4.1.2 Licensee shall only pay the Minimum Payment amount as set forth in Section 3.2 if such Minimum Payment amount is greater than the sum total of (i) the license fees and Maintenance Fee due as per Section 4.1.1, and (ii) the fees due under the DEP Licensing Agreement.
4.2 Other Fees: Any support, training or other services other than Maintenance services provided by Licensor under this Agreement will be invoiced at the end of each month (or, unless otherwise agreed in an SOW, at the end of each calendar quarter with respect to the Development and Consulting Services set forth in Section 6.3) in which said services are provided. Unless otherwise provided in writing, all invoices are payable within ******* of date of invoice. Maintenance services to be invoiced as per Section 6.5 of this Agreement.
4.3 Licensor is entitled to change the payment conditions to advance payment if Licensor is reasonably of the opinion that Licensee did not fulfill its payment obligations as set forth in this Agreement with respect to any undisputed invoiced and did not remedy this situation within ******* days after receipt of a respective reminder.
4.4 Late Payments: If Licensee fails to pay any undisputed invoiced amount due to Licensor within ******* , Licensor is entitled to claim from Licensee interest from maturity date to date of actual payment of such amount, at the rate of seven and one-half percent (7.5%)

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above the prevailing bank rate as of the date of maturity, on the unpaid balance, together with any Licensor costs of collection (including reasonable attorney’s fees). If Licensee disputes any of the amounts payable by Licensee under this Agreement, Licensee shall so notify Licensor in writing not later than the time at which such fees or other amounts are due, and such notice (a “Dispute Notice”) shall provide reasonable detail regarding the amount and nature of the dispute. Upon delivery of such Dispute Notice to Licensor, the parties agree to negotiate in good faith the resolution of the payment dispute described in the Dispute Notice and resolve such payment dispute within thirty (30) calendar days of delivery of the Dispute Notice.
4.5 Licensee will provide reports to Licensor, at end of each calendar month, in the form of a written electronic statement, in connection with Licensee’s grant to its End-Users of licenses for a Designated Application incorporating the Run-Time Software. The reports will include the relevant data necessary to calculate the amount of the Licensee fees payable pursuant to this Agreement with respect to each month, and the corresponding amount of license fees payable to Licensor in connection therewith, shall be submitted to Licensor not later than the 20th of the month following the end of each calendar month. Licensee shall submit to Licensor a detailed report containing information with respect to each End-User as identified by a unique assigned number or identifier, its state, its city, and the number of licenses delivered during the immediately preceding calendar month, and the rolling total for the respective calendar year.
4.6 Licensee will provide a letter, at the end of each calendar quarter, signed by an authorized officer of Licensee, certifying Licensee’s compliance with the terms of this Agreement, in particular Article 3 of this Agreement.
4.7 In the event, an End-User does not accept a license for Designated Application incorporating the Run-Time Software, after such license have been delivered to such End-User and reported by Licensee in a Royalty Report, Licensee may transfer or redeploy such licenses to another End-User, without incurring additional fees. The Maintenance Term for such redeployed licenses will be the original delivery date when such licenses were first reported in a Royalty Report. This right to redeploy licenses does not apply if the licenses are terminated after initial acceptance of the Designated Application incorporating the Run-Time Software by the End-User. Furthermore, Licensee cannot return such licenses to Licensor for a refund of

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any fees and Licensee’s payment obligation on these licenses will remain unchanged.
ARTICLE 5: WARRANTY
5.1 Licensor warrants that it has the right to grant the licenses contained in this Agreement.
5.2 Licensor warrants that the Development Software will perform substantially in accordance with the specifications mentioned in the Documentation. Licensee acknowledges that the Development Software is of such complexity, that it may have inherent defects. Licensee agrees that, if any significant deviations from the Documentation exist, as Licensee’s exclusive remedy and Licensor’s sole responsibility, Licensor shall use its commercially best efforts to eliminate any such significant deviations reported to it by Licensee in writing. This warranty shall expire three (3) months after delivery of each new release of the Development Software (the “Warranty Period”).
5.3 The express warranties stipulated in this clause constitute the sole warranty in respect of the Development Software. Licensor offers no other warranty and therefore excludes all other warranties of any nature whatsoever regarding the Development Software, whether express or implied, including without limitation, warranties of merchantability or fitness for a particular purpose. Licensor does not warrant that performance of the Development Software will be error-free or uninterrupted, or that the functions contained in the Development Software will be suitable for or meet Licensee’s, Third Parties’ or End-Users’ requirements. Licensee acknowledges that Licensor has made no representations regarding warranty or liability other than as stated in this Agreement.
5.4 For the avoidance of doubt, this Agreement does not exclude warranties which cannot be excluded as a result of applicable law and any liability incurred thereby shall be limited to correction or replacement of the Development Software, at Licensor’s option.
ARTICLE 6: MAINTENANCE/TRAINING
6.1 Licensee commits to participate in integration training and training for support teams offered by Licensor and insofar as Third Parties are involved by Licensee will also ensure that these Third Parties participate. Licensor will provide ample opportunities at the Vienna

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location or at a location chosen by Licensee upon request. Upon passing the above training, Licensee and / or Third Parties are allowed to provide end-user training and other related services.
6.2 Unless otherwise agreed, Licensee and Third Parties shall at all times have in their organization a minimum of two (2) technical support persons that have passed the training for support teams as specified in Section 6.1. If a new version of the Licensee’s solution is released, Licensee needs to make sure that its development team has participated in integration training. When the Software is released, the integration shall be validated by Licensor.
6.3	Licensor may provide Licensee, if mutually agreed in writing, with training services pursuant to Section 6.1 and 6.2, and Development and Consulting Services related to Development Software, as per the hourly rates in Addendum C, all of which will be invoiced separately.

6.3.1 Licensor will assign a minimum of ******* to provide ongoing Development and Consulting Services to Licensee, at the hourly rate as per Addendum C. In consideration for this minimum staffing level, Licensee will pay a minimum amount of ******* , beginning from the Effective Date (“Development Minimum”). The initial ******* Development Minimum shall be pro-rated based on the elapsed time of the ******* within which the Effective Date occurs and the final ******* Development Minimum shall be pro-rated to reflect the termination date of this Agreement.

6.3.2 This Development Minimum may be reduced or modified by Licensee *******. Upon mutual agreement of a statement of work (SOW) for these Development and Consulting Services Licensor will use reasonable efforts to hire or assign resources to the agreed upon staffing level as soon as commercially practical.

6.3.3 At all times during the Term of this Agreement, Licensor shall maintain staffing levels commensurate with the Development Minimum, as agreed upon as of the Effective Date as per Section 6.3.1, and subsequently adjusted as per Section 6.3.2 of this Agreement, to provide ongoing Development and Consulting Services to Licensee. In addition, Licensor agrees and acknowledges that it shall have a sufficient number of appropriately trained back-up FTE’s available at all times to ensure that the staffing levels associated with the then-current Development Minimum shall be continuously maintained in the event regular staff assigned to provide Development and Consulting Services to Licensee (i) terminates his or her employment with Licensor or (ii) is unavailable because of vacation, illness or other leave.

6.3.4 “Development and Consulting Services” means services that are outside the scope of the Maintenance services such as feature enhancement requests, additional software development, professional services, etc., related to the Development Software and Designated Application, as applicable. All Development and Consulting Services are

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subject to a written SOW that describes in detail the deliverables and total price based on number of hours required for these services, agreed in writing and signed by both parties.

6.4	The maintenance and support services are set forth in Addendum E (“Maintenance”). Maintenance is provided by Licensor subject to Licensee paying the corresponding Maintenance fee as specified in Addendum C (“Maintenance Fee”).

Maintenance services will begin upon delivery of each license of Run-Time Software incorporated into the Designated Application, to an End-User, for an initial term of *******, and will be invoiced as further described in Section 6.5 below. Thereafter, Maintenance shall automatically renew for ******* terms (each, a “Renewal Service Term”) and Licensor will continue to invoice annually unless (i) canceled in writing by either party at least thirty (30) days prior to the ******* renewal date or (ii) termination of the entire Agreement. Maintenance services will be provided as long as Licensee pays the corresponding Maintenance Fee (“Maintenance Term”). Unless otherwise agreed, Maintenance with respect to End-User licenses shall be purchased for all copies of the Run-Time Software licensed to such End-User.

6.5	Maintenance Fees for the initial term of ******* will be invoiced following each ******* Royalty Report of new licenses, as per Addendum C. Nuance will invoice Licensee for Maintenance Fees in respect of each Renewal Service Term at the percentage rate as per Addendum C, prior to the first day of such Renewal Service Term. Licensee will pay such Maintenance Fees within ******* of the invoice date.

6.6	If there is a break between the expiration or termination of Maintenance services and the reinstatement of Maintenance services specific to an End-User, Licensee shall pay Nuance (i) the Maintenance Fees that would have accrued during the intervening period between expiration or termination of the Maintenance and the reinstatement thereof, and (ii) for any professional services, at Nuance’s then-current rates, for the repairs or modifications necessary to bring Licensee into compliance with Nuance’s then-current specifications. Such payments shall be made prior to renewing any Maintenance, which will be renewed at then current Licensor rates.

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6.7	The parties acknowledge that, as of the Effective Date, Licensor has ******* employed to provide Maintenance services provided for in this Agreement based on the amount of Maintenance Fees paid by Licensee as of the Effective Date (the “Minimum Maintenance Staff”). Licensor further agrees to adjust the number of Minimum Maintenance Staff FTEs proportionate to the change in the amount of Maintenance Fees paid by Licensee during the Term. In addition, Licensor agrees and acknowledges that it shall have a sufficient number of appropriately trained back-up FTE’s available at all times to ensure that the Minimum Maintenance Staff levels shall be continuously maintained in the event regular staff assigned to provide Maintenance services to Licensee (i) terminates his or her employment with Licensor or (ii) is unavailable because of vacation, illness or other leave.
ARTICLE 7: TERM
7.1 Initial Term and Renewal Terms. This Agreement shall, when signed by duly authorized representatives of both parties, remain valid as follows:
7.1.1 This Agreement shall become effective on the Effective Date and continue until June 30, 2015 (the “Initial Term”).

7.1.2 Following the Initial Term, and subject to Section 7.1.3 and 7.1.4, the Agreement may be renewed, for two (2) successive terms of five (5) years each (each a “Renewal Term”). To renew the Agreement for each Renewal Term, Licensee at its sole option must indicate its intent to renew the Agreement by providing a written notice to Licensor, to be provided no less than six (6) months prior to the end of the then-current Initial Term or Renewal Term (each a “Notice Period”).

7.1.3 The parties agree that the same terms and conditions of this Agreement in effect at the end of the then-current Initial Term or Renewal Term, will apply upon a renewal of this Agreement as provided herein, including but not limited to the Minimum Payment as per Article 3 of this Agreement, except for the pricing, as per Addendum C Section 2, which new pricing must be determined and agreed to in writing by the

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parties, based upon Licensor’s standard market prices for the Development Software and services, in effect at the end of the then-current Initial Term or Renewal Term.

7.1.4 The parties shall negotiate new pricing upon receipt of Licensee’s written notice by Licensor pursuant to Section 7.1.2. In the event that within thirty (30) days following MedQuist providing Licensor with written notice of Licensee’s intent to renew pursuant to Section 7.1.2, (i) Licensor does not respond to such notice from Licensee, or (ii) the parties are unable to agree in writing to new pricing as per Section 7.1.3 for the proposed Renewal Term, the Agreement will terminate on the date that is two (2) years from the end of the then current Initial Term, or Renewal Term (the “Termination Period”). During the Termination Period, all terms and conditions of this Agreement in effect at the end of the then-current Initial Term or Renewal Term will apply, except for the Minimum Payment terms as per Article 3 of this Agreement.
7.2 Notwithstanding Section 7.1 hereof, this Agreement may be terminated at anytime as follows:
7.2.1 by Licensor: if Licensee fails to make timely payments or provide royalty reports as required as per Article 4 of this Agreement, and any such failure is not remedied within thirty (30) days after receipt by Licensee of Licensor’s written notice;

7.2.2 by Licensor: if Licensee expressly repudiates this Agreement by defaulting on or refusing to observe the restricted use or confidentiality requirements as mentioned in this Agreement, Licensor may terminate this Agreement immediately by providing written notice to Licensee stating such breach, and any such breach is not remedied, where remediable, within thirty (30) days after receipt by Licensee of such notice;

7.2.3 by either party: if a party ceases its business activities as a result of bankruptcy, dissolution, liquidation, or other causes, the other party may immediately terminate this Agreement by providing written notice to that party;

7.2.4 by either party: in case any substantial breach of this Agreement is not remedied by the party in breach within thirty (30) days after receipt of the other party’s written notice thereto.
7.3 Any termination of this Agreement shall terminate Licensee’s rights as defined in Article 2, provided however that such termination does not terminate or affect sublicenses previously and properly granted to End-Users and Third Parties.

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7.4 Furthermore, upon any termination of this Agreement Licensee shall stop using the Development Software and promptly return all Development Software and Documentation and any copies thereof, or at Licensor’s request destroy such Development Software and Documentation and certify in writing by a duly authorized representative that it has destroyed all such Development Software and Documentation and any copies thereof, within ten (10) days upon Licensor’s first written request thereto.
7.5 Upon termination of this Agreement neither party hereto shall be liable to the other party for any damages, loss of profits or prospective profits of any kind or nature sustained, arising out of or alleged to have arisen out of such termination, nor for any goodwill payments or similar compensation.
7.6 The termination of this Agreement shall however not relieve or release Licensee from making payments which are due under the terms hereof, nor shall termination of this Agreement affect any right, liability or obligation of either party hereunder arising by reason of any event other then termination. If this Agreement is terminated for cause by Licensor as per Section 7.2, Licensee shall be obligated to pay Licensor the Minimum Payment and Development Minimum amount payments, committed by Licensee as per Section 3.2 and 6.3.1 of this Agreement, that would otherwise be due and payable for the balance of the then-current Initial Term or Renewal Term of this Agreement, and the remaining term of the DEP Licensing Agreement, even though Licensee’s right to use the Development Software is terminated upon such termination pursuant to Section 7.4. The termination of this Agreement as per its terms shall not terminate the DEP Licensing Agreement.
ARTICLE 8: INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION
8.1 Subject to the provisions set forth herein, Licensor shall, at its own expense, defend any suit brought against Licensee insofar as such suit is based upon a claim that the Development or Run-Time Software in the form as delivered by Licensor hereunder and not modified in any way by Licensee, alone and not in combination with any other product, directly infringes any third party United States patent, copyright, trade secret or other intellectual property right (“third party IP Rights”) when used in accordance with the terms of this Agreement, provided

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however that Licensor is notified promptly in writing by Licensee of such claim or suit for infringement, is given full authority, at Licensor’s option, to settle or conduct the defense thereof and is provided all information and reasonable assistance by Licensee in connection therewith. In case these conditions have been met Licensor shall indemnify Licensee against any final award of damages and costs in such suit. In case a third party refuses to grant a license with a royalty based on the purchase price of the Development or Run-Time Software, Licensor will only reimburse Licensee with an equitable percentage of the product price. Licensor shall not reimburse costs and expenses made by Licensee without Licensor’s prior written consent. In the event that the use of Development or Run-Time Software is held to constitute an infringement, or in Licensor’s opinion such claim is likely to succeed, Licensor shall, at its option and at its expense, either obtain for Licensee the right to continue using the Development Software or Run-Time Software, substitute other software with equivalent functional capabilities, modify the Development Software or Run-Time Software so that it is no longer infringing while retaining equivalent functions or terminate this Agreement and refund the pro-rata royalties paid by Licensee under Addendum C of this Agreement, in which case the applicable provisions of Sections 7.3 and 7.4 shall apply correspondingly.
8.2 Except as provided above, Licensor shall have no liability to Licensee, Third Parties and/or End-Users in the event infringement of any third party IP Rights arises from components of a Designated Application which are not derived directly from the Development Software or Run-Time Software, operating of the Designated Application, but which are introduced into the Designated Application by Licensee, or use of the Development or Run-Time Software for purposes for which these were not intended, or which result from compliance with Licensee’s designs, specifications or instructions, or from modification of the Development Software by Licensee.
8.3 The foregoing states the entire liability of Licensor in connection with infringement of third party IPR by the Development Software and/or Run-Time Software supplied by Licensor hereunder and except as stated in this clause, Licensor shall not be liable for any loss or damage of any kind whatsoever, including any incidental, indirect, special or consequential damages, loss of (prospective) profits and turnover, suffered or incurred by Licensee, Third Parties and/or End-Users in respect of or in connection with the infringement of any third party IP Rights.

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8.4 Notwithstanding anything to the contrary elsewhere in this Agreement, purchase or acquisition of any Development Software or Run-Time Software under this Agreement DOES NOT convey an implied license under any patent right that may be asserted by Licensor to use or operate the Development Software or Run-Time Software in conjunction with other software, hardware or systems that may be used with speech/voice recognition-type applications. In particular, Licensor and/ or respectively its Affiliates has one or more patents that cover the use and/or operation of speech recognition technology, as embodied in such Development Software or Run-Time Software, in conjunction with, or coupled to, other software, hardware or telecommunication systems for which no patent license is granted herein.
ARTICLE 9: LIABILITY
9.1 LIMITATION ON LIABILITY:
9.1.1 EXCEPT FOR BREACH OF ARTICLE 10, IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY LOSS OF OR DAMAGE TO REVENUES, PROFITS OR GOODWILL OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR RESULTING FROM THE FURNISHING, PERFORMANCE, OR USE OR LOSS OF USE OF ANY DEVELOPMENT SOFTWARE, RUN-TIME SOFTWARE OR OTHER MATERIALS DELIVERED TO LICENSEE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY INTERRUPTION OF BUSINESS, WHETHER RESULTING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, OR ANY OTHER CAUSE.

9.1.2 EXCEPT FOR A BREACH OF SECTION 2.1 AND ARTICLE 10, IN NO EVENT SHALL LICENSEE BE LIABLE FOR ANY LOSS OF OR DAMAGE TO REVENUES, PROFITS OR GOODWILL OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY

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INTERRUPTION OF BUSINESS, WHETHER RESULTING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, OR ANY OTHER CAUSE.
9.2 MAXIMUM LIABILITY: LICENSOR’S TOTAL LIABILITY TO LICENSEE FROM ANY AND ALL CAUSES SHALL BE LIMITED TO THE TOTAL AMOUNT OF ALL LICENSEE PAYMENTS ACTUALLY PAID BY LICENSEE TO LICENSOR UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THAT LICENSOR IS NOTIFIED IN WRITING BY LICENSEE OF A CLAIM UNDER THIS AGREEMENT. THIS LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL LICENSOR PAYMENTS BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF MORE THAN ONE CLAIM SHALL NOT ENLARGE OR EXTEND THE LIMIT.
9.3 ANY CLAIM FOR DAMAGE UNDER THIS AGREEMENT SHALL BE PRESENTED TO THE LICENSOR AS SOON AS POSSIBLE AFTER OCCURRENCE OF ANY OF SUCH EVENT, ULTIMATELY WITHIN ONE (1) YEAR AFTER THE OCCURRENCE, WHEREAS ALL REASONABLE EFFORTS SHALL BE MADE TO MITIGATE SUCH DAMAGE.
ARTICLE 10: CONFIDENTIAL INFORMATION
10.1 “Confidential Information” shall mean any information conveyed in written, graphic, machine-readable or other tangible form, or any information conveyed orally. Notwithstanding the above, information shall not be deemed Confidential Information to the extent that it (i) was generally known and available in the public domain at the time it was disclosed or subsequently becomes generally known and available in the public domain through no fault of the recipient; (ii) was known to and recorded by the recipient at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) can be demonstrated by the recipient to have been independently developed by it without any use of the disclosing party’s Confidential Information; or (v) becomes known to the recipient from a source other than the disclosing party without breach of this Agreement. The obligation not to use or disclose said Confidential Information will remain in effect until one of these exceptions occurs.

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10.2 Both parties agree not to disclose any Confidential Information made available to it by the other party. Each party shall protect the other party’s Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other party’s Confidential Information for purposes other than necessary to directly further the purpose of this Agreement and as permitted in Article 2. Neither party will disclose to third parties the other party’s Confidential Information without the prior written consent of such other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any trade secrets or Confidential Information.
10.3 Both parties agree that the terms and conditions hereof, and this Agreement itself shall be considered as Confidential Information, except as expressly otherwise stated in this Agreement. Any press releases concerning this Agreement, must be approved in writing by Licensor prior to release.
ARTICLE 11: RESTRICTED USE
11.1 Licensee shall not use, distribute or have distributed the Development Software as such, nor shall Licensee use, distribute or have distributed any Run-Time Software in connection with or on any application other than the Designated Applications.
11.2 Licensee shall pay for the Run-Time Software the license fee(s) in accordance with the model defined in Addendum C. Licensee will implement the licensing conditions towards its End-customer in a manner which provides sufficient transparency to Licensor that the obligations of Licensee for the payment of the fees based on the applicable License models are met.
11.3 Licensee shall not recreate, generate or reverse-engineer any portion or version of the Development Software or attempt any of the foregoing, or assist, abet or permit others to do so. Licensee is not allowed to make any derivative works based on or make any modifications to the Development Software, other than expressly agreed to in this Agreement. Furthermore,

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Licensee undertakes not to change, remove or obscure any labels, plates, (copyright-) notices or other markings which appear on or are embodied in the said Software.
11.4 Licensee acknowledges that unauthorized reproduction or use of the Development Software and/or Run-Time Software as provided in this Article 11 is a breach of a material obligation of this Agreement and is subject to any available remedies for such breach.
ARTICLE 12: TITLE AND RIGHTS TO SOFTWARE AND MODIFICATIONS
12.1 Title, interests and rights in and to the Development Software, the Run-Time Software, in all language versions, and Documentation is and shall remain with Licensor. The grant of license and distribution rights by Licensor to Licensee under Article 2 hereof is Licensee’s only right to the Development Software and the Run-Time Software.
12.2 Title, interests and rights to knowledge bases, localization help files and tutor, created and compiled by Licensee shall remain with Licensee.
12.3 In order to protect the intellectual property rights of Licensor, the business and product reputation of Licensor’s software, and the reputation of speech recognition products generally, Licensor shall have the following rights: (1) to review all versions of the Designated Application, including executable graphic user interface elements, overview text, “about boxes”, “Read-Me” files, “splash-screens” and online help; (2) to review hardcopy documentation; (3) to test the reliability of the Designated Application; (4) to assess the level of Licensee’s customer support; (5) to review press releases about the Designated Application and sales and marketing materials, whenever deemed appropriate by both parties; and (6) to require any reasonable changes in any of the foregoing. Licensor shall have the right to delegate the rights 1 to 6 above to authorized representatives. Licensee shall have the right to require Licensor to delegate the rights in Section 12.3 (1), (2), (3) and (4) above to an independent third party, provided the parties share in half the cost of such review by an independent third party appointed at Licensee’s request. Licensor’s exercise of its right as per Section 12.3 (1) through (4) is limited to once in every twelve month period as measured from the Effective Date or each anniversary of the Effective Date.

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12.4 Licensee and/or Third Party shall be responsible for the preparation of all documentation, both in hard copy format and electronic format to be sold with the Designated Application, subject, however to Licensor’s rights to review the same as defined in Section 12.3. Licensee and/or Third Parties shall also provide all customer support for the Designated Application at its / their own expense. Licensor shall have access to Licensee’s facilities in order to review and audit Licensee’s compliance with the terms and conditions set forth herein. Such access shall be granted upon two (2) days prior notice from Licensor.
12.5 Upon request of Licensor, Licensee will provide any materials in its possession as may be reasonably requested by Licensor in order to execute its rights as set forth in 12.3 and 12.4.
ARTICLE 13: TAXES
The Run-Time Software licensed hereunder is intended for use by End-Users and therefore should be exempt from sales, use, excise and other similar taxes. However, if such tax, or any import duty, or export duty, should be imposed on Licensor, Licensee shall either bear such tax or duty by a direct payment to the taxing authority or shall reimburse Licensor for such tax or duty paid by Licensor.
ARTICLE 14: USE OF LOGO
Unless otherwise instructed by Licensor in writing at any moment in time Licensee and/or Third Parties are obliged to use “powered by SpeechMagic™” logo for all Designated Applications, packaging, internet, advertising, initial splash screen and related SpeechMagic marketing material of Licensee’s Designated Applications, or in the accompanying documentation. In addition the “SpeechMagic™” word marks can be used provided and as long as Licensee adheres to the Nuance Corporate Guidelines, set forth by Addendum D to this Agreement.
ARTICLE 15: MISCELLANEOUS
15.1 Governing Law. The parties hereby agree that this Agreement will be governed by and construed and interpreted in accordance with the laws of the State of New York and the laws of

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the United States applicable in the State of New York, The parties agree that the U.N. Convention on Contracts for the International Sale of Goods does not apply to this Agreement.
15.2 The invalidity or un-enforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or un-enforceable provisions were omitted.
15.3 The failure of either party to insist in any one or more instances upon the performance of any of the terms of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term or the future exercise of such right.
15.4 Whenever any occurrence (e.g. an event of “force majeure”) is delaying or threatens to delay either party’s timely performance under this Agreement, such party will promptly give notice thereof, including all relevant information with respect thereto, to the other party.
15.5 Any terms of this Agreement that by their nature extend beyond termination or expiration, such as but not limited to Articles 3, 4, 5, 6, 7, 8, 9, 10 and 11 shall survive and continue and shall bind the parties, their successors, their assigns and their legal representatives.
15.6 This Agreement sets forth and shall constitute the entire agreement between Licensee and Licensor with respect to the subject matter thereof, and shall supersede any and all prior agreements, understandings, promises and representations made by one party to the other, in writing or orally, concerning the subject matter herein and the terms and conditions applicable thereto. This Agreement may not be released, discharged, supplemented, interpreted, amended or modified in any manner except by an instrument in writing signed by a duly authorized representative of each of the parties hereto.
15.7 In making and performing this Agreement the parties act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create the relationship of partner or of employer and employees, between the parties. At no time shall either party make commitments for or in the name of the other party.

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15.8 This Agreement is personal to the Parties, and therefore, it may not be assigned by either Party whether voluntarily or involuntarily or by operation of law, in whole or in part, to any party without the prior written consent of the other Party, which consent will not be unreasonably withheld. No such assignment by either Party, howsoever occurring, will relieve the Parties of their obligations under this Agreement. Notwithstanding the foregoing, either Party may assign this Agreement without consent: (a) if this Party undergoes a change of control, whether by means of a sale or issuance of shares or otherwise; (b) to any of its Affiliates or (c) to any purchaser of substantially all of the assets or the business of this respective Party.
15.9 All notices under this Agreement shall be sent to the address mentioned above in this Agreement. All such notices shall be deemed to be received by the other party three (3) days after the postal date or on the date of signature of the receipt of delivery by a courier mail company.
15.10 The Addenda referenced in this Agreement, and the specifications referenced therein, as well as other documentation which now or hereafter may become expressly incorporated to this Agreement form part of this Agreement with the same force and effect as if fully set forth herein. In case of any inconsistency between the provisions of this Agreement and those set forth in the referenced Addenda or other referenced specifications or documentation, the terms and conditions of this Agreement shall prevail, unless expressly set forth otherwise in any Addendum.
[SIGNATURES CONTAINED ON FOLLOWING PAGE]

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Licensee AND Licensor ACKNOWLEDGE THAT THEY HAVE READ AND AGREE TO BE BOUND BY THE ATTACHED TERMS AND CONDITIONS.
IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN DULY SIGNED AND EXECUTED BY THE AUTHORISED REPRESENTATIVES OF BOTH PARTIES HERETO, AS OF THE EFFECTIVE DATE.
SO AGREED AND SIGNED:

LICENSEE		LICENSOR

MEDQUIST INC.		NUANCE COMMUNICATIONS, INC.

By:	/s/ Peter Masanotti	By:	/s/ John Shagoury

	Name: Peter Masanotti		Name: John Shagoury
	Title: President & CEO		Title: President, Healthcare

	Date: November 10,2009		Date: November 10, 2009

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ADDENDUM A
DEVELOPMENT SOFTWARE SPECIFICATION
Development Software:
A.	(i) SpeechMagic Version 5.1(Alderaan) for the client portion of the software, as customized and delivered to for MedQuist, consisting of the Software Development Kit including API’s, Active X control interfaces and software building blocks, known as: SpeechMagic Alderaan.
(ii)	ConText for Radiology — North American English and United Kingdom English

(iii)	ConText for Multi-Med — North American English

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ADDENDUM B
DESIGNATED APPLICATION
1. Name of Partner’s application/solution:

(a) SpeechQ for Radiology, and

(b) SpeechQ for General Medicine

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ADDENDUM C
TERRITORY, PRICING and ORDERING
1. Territory:
(a) Territory for Run Time Software with Context for Radiology— North America, Australia and United Kingdom.
(b) Territory for Run Time Software with ConText for Multi-Med—North America.
“North America” shall specifically include, without limitation: (i) the United States of America; (ii) the Dominion of Canada; (iii) those islands in the Caribbean Basin beginning with Bermuda to the north and extending to Grenada and Barbados in the south, as the borders of such countries are configured as of the Effective Date of this Agreement.
The United States of America shall expressly include: (i) the following dependent areas of the United States of America: American Samoa, Baker Island, Guam, Howland Island, Jarvis Island, Johnston Atoll, Kingman Reef, the Midway Islands, Navassa Island, the Northern Mariana Islands, Palmyra Atoll, Puerto Rico, the U.S. Virgin Islands, and Wake Island; (ii) those areas leased by the United States from separate sovereign nations, including without limitation Guantanamo Bay, Cuba;
The Dominion of Canada shall expressly include Hans Island, in the Kennedy Channel between Ellesmere Island and Greenland, which area is subject to a border dispute between the Dominion of Canada and the Kingdom of Denmark.
“Australia” shall specifically include, without limitation (i) the Australian continent; (ii) the major island of Tasmania; (iii) the Australian controlled islands in the Southern, Indian and Pacific Oceans; and (iv) New Zealand (including the North Island and the South Island and the other islands controlled by New Zealand, most notably Stewart Island/Rakiura and the Chatham Islands).
“United Kingdom” shall specifically include, without limitation: (i) the United Kingdom of Great Britain and Northern Ireland (including England, Northern Ireland, Scotland and Wales); (ii) The Crown Dependencies of the Channel Islands and the Isle of Man; and (iii) the British Overseas Territories.
2. Pricing licenses , product prices and payment terms
(a)
Run Time Software with ConText for Radiology

License Fees payable to
	SpeechMagic SDK Runtime License Fee items	Nuance
1.1	SpeechMagic per Server License Fee	*******

1.2	SpeechMagic per Workstation License Fee*	********

1.3	SpeechMagic per Concurrent User License Fee*	********

*	For every concurrent user or workstation, a Report Station needs to be purchased.

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A concurrent user is a user that is logged into SpeechMagic: For example, if the number of concurrent users is limited to 10, then the 11th users that wants to log into the system has to wait until one user logs off. The number of concurrent users must be tracked by the Designated Application.
The MSRP is subject to change upon notification by Licensor to Licensee; provided that, notwithstanding such changes to the MSRP from time to time, each of the items in rows 1.2 and 1.3 shall in no event exceed *******.
Maintenance Fee: Run Time Software with ConText for Radiology—******* of license fees payable as per above table.
(b)
Run Time Software with ConText for Multi-Med
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* License fee payable to Licensor by Licensee is based on total number of individual users or named-user licenses per End-User customer order. Licensee is not entitled to a cumulative discount, or lower license fee based on multiple unique customer licenses. Licensee shall be entitled to transfer a named-user license within an End-User, without incurring additional fees, upon the departure of an individual user associated with the named-user license at the End-User.
Maintenance Fee: Run Time Software with ConText for Multi-Med— ******* of license fees payable as per above table.
(c) Development and Consulting Services, and Training Fees: ******* . Beginning *******, Licensor reserves the right to update these fees to *******.
(d) Invoices will be issued in US Dollars
(e) As of the Effective Date of this Agreement, Licensee has pre-paid ******* to be applied towards hourly fees for Development and Consulting Services and/or training services, to be used anytime during the Term.
(f) Licensor may at its own expense audit and take copies of Licensee’s books of account relating to Licensee’s obligations as per this Agreement, at the place where such books are kept, in order to verify Licensee’s compliance with the payment and other terms of this Agreement. Any such audit shall be conducted by an independent professional auditor, on then (10) working days prior written notice and during normal business hours. A copy of the report made by such auditor shall be provided to both Parties at the same time. If any such audit reveals any underpayment to Nuance, Licensee shall immediately pay the same together with interest at the rate of 10% per annum calculated from the date such payment was due until such payment is actually made. If such underpayment amounts to more than 5% for the sums due to Nuance, Licensee shall, in addition to correcting such underpayment in accordance with above, pay, to Nuance, as an additional penalty, an amount twice as high as the underpayment plus the costs for such audit.

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ADDENDUM D
CORPORATE COMPANY IDENTITY GUIDELINES OF LICENSOR
The guidelines below are valid at the time of signature of this License Agreement. It is the Licensee’s responsibility to ensure that the latest guidelines are used (available from Nuance.
General
These guidelines explain how you, as an authorized partner, should employ the Nuance Corporate Identity rules to ensure that the Nuance brand and “powered by SpeechMagicTM” stands out from the brands of our competitors. If you have any questions about any aspect of the addendum, please contact your Regional Marketing Manager.
Principles
1. powered by SpeechMagic™
If you provide your own solution integrating or based on SpeechMagic, it is obligatory to use the “powered by SpeechMagic™” logo.
This logo has been especially introduced for our partner companies as both a designation and a mark of excellence:
“powered by SpeechMagic™” is synonymous with the following ACE values
•	Accuracy: the right information, in the right place, at the right moment.

•	Convenience: saving time and energy, and cutting down frustration.

•	Efficiency: document creation with higher productivity for a shorter turnaround time.

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“powered by SpeechMagic™” is a sign that your solution is relying on industrial grade speech recognition technology with highest accuracy levels for convenient workflow and efficient information capturing.

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2. SpeechMagic™
You may also use the SpeechMagic logo on your printed materials, your website and your advertising. Respect a clear zone equal to the height of the ‘S’ around the wordmark.
Wherever possible the wordmark is to be shown in black on a white background. In situations where there is a colored or photographic background the word mark can be shown in white.
The logos shown here are the only official SpeechMagic logos. No other logo (e.g. with a version number) should be used.
The ™ sign must be used with the name SpeechMagic in titles but not in continuous text.
3. Press
All press releases, which mention the names Nuance or SpeechMagic, need approval from Nuance corporate communications department. A minimum of 4 working days is required for the approval of press releases. As the approval process can take up to 2 weeks, we encourage consulting your Regional Marketing Manager as early as possible.
4. Standard Texts
You may use the following texts to describe Nuance SpeechMagic. Translations are available on request.
•	develops and markets speech recognition technology

•	provides expertise and consultancy services including:
•	Integration services

•	Deployment services

•	Support services

•	Productivity services

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With more than 8,000 installations worldwide, Nuance SpeechMagic has established itself at the forefront in providing professional solutions integrated into the professional workflow for document creation, dictation, transcription and information capture.
SpeechMagic™ — Industrial grade speech recognition
SpeechMagic rises to the challenges of a globalized business world. At the same time, it guarantees maximum flexibility to develop locally adapted solutions which are tailored to the specific needs of each user.
SpeechMagic includes speech recognition technology for a broad portfolio of languages, expertise, consulting, integration support and statistical evaluation — the platform for a network-based solution for distributed installations throughout a hospital or a region.
SpeechMagic ensures
•	seamless accessibility of reliable information

•	instant availability of information for the successful communication in the electronic health record

•	highest levels of protection to guard against system failures and ensure access to authorized personnel only

•	support of a variety of reporting scenarios enabling the choice of the preferred and most efficient document creation workflow. (back-end, front-end, mobile reporting, etc.)
powered by SpeechMagic™ in numbers:
•	integrated by more than 200 healthcare IT vendors

•	more than 8,000 sites installed in 45 countries

•	scalability up to 15,000 users

•	25 supported languages

•	more than 150 specialized ConTexts
Our technology is constantly evolving. Please make sure that the information and texts that you use are up-to-date. Contact your Regional Marketing Manager.

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ADDENDUM E
MAINTENANCE AND SUPPORT SERVICES
Definitions
“Bug Fixes” shall mean solutions or workarounds to particular problems with the programs as reported to Nuance via the hotline service (email, fax or telephone).
“Licensee’s Services” shall mean the services provided by Licensee to the End-Users as more specifically described below.
“First-Level Support” shall mean basic help-desk functions typically including initial call handling, call logging, assignment of call priority, queue placement, initial problem diagnostic services for identifying problems and generic application faults, analysis, and where possible, problem resolution, detailed product problem analysis (including any problem duplication), detailed problem diagnostic services for identifying complex problems and application faults, application of any service releases or end-user-specific fixes and interface.
“Update” means an easy to install service pack, fix pack or service release to update the Development Software, which includes, bug fixes, workarounds and possibly some new functionalities, which Update is recommended to be installed at all existing users. An Update is typically identified by an increase in a release or version number to the right of the first decimal (for example, an increase from Version 5.1 to 5.2 or from Version 5.1.1 to 5.1.2). “Update” shall not be construed to include Upgrades.
“Upgrade” means a new release of the Development Software which new release may include service packs, updates and/or new technology that Nuance generally releases to its customers as part of its Maintenance services which may include some feature enhancements and/or additional capabilities (functionality) over versions previously supplied to Licensee, and typically is identified by an increase in the release or version number to the left of the decimal (for example, an increase from Version 5.2 to Version 6.0). Upgrades do not include new software and/or products that Nuance, in its sole discretion, designates and markets as being independent from the Development Software
Licensee Obligations
Licensee shall be responsible for providing First Level Support to the End-Users as follows:
To receive Updates and Bug Fixes as they become available during the Maintenance Term and deploy it within the Designated Application for its End-Users;
To comply with Nuance’s procedures for problem reporting from time to time;

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To report the problems that cannot be resolved to Nuance’s local Product Hotline or to the Central Product Hotline if no local Product Hotline is in place. Licensee shall describe the problem in detail in the appropriate box of the Case Reporting Form to be provided to Licensee by Nuance. Licensee must quote the name of the Development Software concerned, its release level, and the latest date of the Update supplied to it or to the End-User concerned as well as a detailed description of the problem;
To reproduce the problem also on their own test system in order to identify the problem; and to provide all reasonably necessary test material and log files to make it possible to reproduce a Problem on Nuance’s site, such as sound-files and image of the installed software. Licensee will cooperate with Nuance in order to reproduce (duplicate) the Problem, to report to Nuance how to reproduce the Problem and to help indicate that the Problem is located in the Licensed Software.
To test Bug Fixes and, once satisfied, or if alternative solutions or workarounds to the problem have been identified report that back to Nuance hotline that the problem is really solved
In order to facilitate the above Support, Licensee will be permitted to use Nuance’s hotline service for problem reporting.
Nuance Obligations
Second Level Support is included in the Maintenance fees. Nuance shall be responsible for Second Level Support with the following responsibilities:
Technical Support Hours, Monday — Friday, from 9.00 A.M. to 5.00 P.M. CET, excluding public holidays.
Time and Material “overtime rates” available at the current prevailing hourly billable rates.
Supply to Licensee Second Level Support services during Nuance’s normal business hours which include correction of errors found by Licensee in a supported release of the Development Software (a) installed at any End-User’s testing area or at a pilot site or sites; or (b) installed by End-Users;
Provide access to Bug Fixes on the Remote Access System (ftp server) chosen as appropriate by Nuance for Bug Fixes or via email. It shall be Licensee’s responsibility to monitor the Remote Access System to ensure that it becomes aware promptly of Bug Fixes, and to re-test all Bug Fixes before supplying them to any End-User. It is Licensee’s responsibility to re-test the combination of original Development Software releases and Updates and Upgrades prior to their installation at End-User’s Site.
Subject to the nature and extent of the changes in the Development Software made by Nuance from time to time, to supply to Licensee with either a different edition of the current release, an Upgrade or Update. Nuance will support the most current version and one previously released version of the Development Software. Upgrades and Updates, if and when available, will be

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provided as part of the Maintenance services under the Agreement.
If, Nuance creates an Upgrade of the Development Software and Licensee has questions on such Upgrade, Nuance, at its discretion, may provide up to 20 hours of remote technical support services. If the total hourly time spent by Nuance exceeds 20 hours, any additional services are subject to additional fees, based on standard professional services offering by Nuance.
Exclusions from Maintenance: Unless otherwise agreed, Nuance shall not be obligated to provide Maintenance for, or required as result of (i) any modification of Development Software by anyone other than Nuance; (ii) if Development Software is used for other than its intended purpose; (iii) if Licensee failed to properly install or maintain the Development Software (including any associated equipment, software or firmware); (iv) any willful or negligent action or omission of Licensee, (v) any computer malfunction not attributable to the Development Software; or (vi) damage to Development Software from any external source, including computer viruses unattributable to Nuance, computer hackers, or force majeure events.

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